UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PENTAIR PLC

(Exact name of registrant as specified in its charter)

Ireland	98-1141328
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 471, Sharp Street, Walkden, Manchester, United Kingdom	M28 8BU
(Address of principal executive offices)	(Zip Code)

(For Co-Registrants, Please See “Table of Co-Registrants on the Following Page)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.450% Senior Notes Due 2019	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-204066

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code of Principal Executive Offices
Pentair Finance S.A.*	Luxembourg	98-1072493	26, boulevard Royal L-2449 Luxembourg, Luxembourg

Pentair Investments Switzerland GmbH	Switzerland	98-1176782	Freier Platz 10 8200 Schaffhausen, Switzerland

*	Pentair Finance S.A. is the issuer of the debt securities registered hereby. Pentair plc and Pentair Investments Switzerland GmbH are guarantors of such debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Pentair plc (the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated September 14, 2015 (the “Prospectus Supplement”) to a prospectus dated May 11, 2015 (the “Prospectus”), relating to securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form S-3 (File No. 333-204066), which became automatically effective on May 11, 2015.

Item 1.    Description of Registrant’s Securities to be Registered.

The Registrant and the Co-Registrants on this registration statement (the “Co-Registrants”) register hereunder €500,000,000 aggregate principal amount of 2.450% Notes Due 2019 (the “Notes”) issued by the Registrant’s subsidiary, Pentair Finance S.A., a Co-Registrant on this registration statement. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities and Guarantees of Debt Securities” of the Prospectus dated May 11, 2015 (Registration No. 333-204066), as supplemented by the information under the heading “Description of Notes” in the Registrant’s related Prospectus Supplement, dated September 14, 2015, filed by the Registrant with the SEC on September 15, 2015 (Registration No. 333-204066). Such information is incorporated herein by reference and made a part of this registration statement in its entirety. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2.    Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of September 16, 2015, among Pentair Finance S.A. (as Issuer), Pentair plc (as Parent and Guarantor), Pentair Investments Switzerland GmbH (as Guarantor) and U.S. Bank National Association (as Trustee) (Incorporated by reference to Exhibit 4.1 in the Current Report on Form 8-K of Pentair plc filed with the SEC on September 16, 2015 (File No. 001-11625)).

4.2	Fourth Supplemental Indenture, dated as of September 17, 2015, among Pentair Finance S.A. (as Issuer), Pentair plc (as Parent and Guarantor), Pentair Investments Switzerland GmbH (as Guarantor) and U.S. Bank National Association (as Trustee) (Incorporated by reference to Exhibit 4.2 in the Current Report on Form 8-K of Pentair plc filed with the SEC on September 17, 2015 (File No. 001-11625)).

4.3	Specimen of 2.450% Note Due 2019 (incorporated by reference to Annex A in Exhibit 4.2 in the Current Report on Form 8-K of Pentair plc filed with the SEC on September 17, 2015 (File No. 001-11625)).

99.1	Prospectus dated May 11, 2015, and Prospectus Supplement dated September 14, 2015, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on September 14, 2015 (Registration No. 333-204066)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated September 17, 2015

PENTAIR PLC

By:	/s/ Angela D. Lageson
Name:	Angela D. Lageson
Title:	Senior Vice President, General Counsel and Secretary

PENTAIR INVESTMENTS SWITZERLAND GMBH

By:	/s/ Mark C. Borin
Name:	Mark C. Borin
Title:	Managing Director

PENTAIR FINANCE S.A.

By:	/s/ Mark C. Borin
Name:	Mark C. Borin
Title:	Director

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of September 16, 2015, among Pentair Finance S.A. (as Issuer), Pentair plc (as Parent and Guarantor), Pentair Investments Switzerland GmbH (as Guarantor) and U.S. Bank National Association (as Trustee) (Incorporated by reference to Exhibit 4.1 in the Current Report on Form 8-K of Pentair plc filed with the SEC on September 16, 2015 (File No. 001-11625)).

4.2	Fourth Supplemental Indenture, dated as of September 17, 2015, among Pentair Finance S.A. (as Issuer), Pentair plc (as Parent and Guarantor), Pentair Investments Switzerland GmbH (as Guarantor) and U.S. Bank National Association (as Trustee) (Incorporated by reference to Exhibit 4.2 in the Current Report on Form 8-K of Pentair plc filed with the SEC on September 17, 2015 (File No. 001-11625)).

4.3	Specimen of 2.450% Note Due 2019 (incorporated by reference to Annex A in Exhibit 4.2 in the Current Report on Form 8-K of Pentair plc filed with the SEC on September 17, 2015 (File No. 001-11625)).

99.1	Prospectus dated May 11, 2015, and Prospectus Supplement dated September 14, 2015, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on September 14, 2015 (Registration No. 333-204066)).